UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 12, 2012, the Board of Directors (the “Board”) of P&F Industries, Inc. (the “Registrant”) held a Board meeting (the “Board Meeting”). At the Board Meeting, the Board amended Article III, Section 1 of the By-laws of the Registrant (as amended on July 29, 2010) (the “By-laws”) effective immediately to provide for eight directors (the “Amendment”). The By-laws previously provided for nine directors.

The full text of the Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events

At the Board Meeting, the Board also, effective immediately: (i) appointed Mitchell A. Solomon to serve as the Board’s Lead Independent Director; (ii) replaced Mr. Solomon as a member of the audit committee with Richard P. Randall, so that the members of such committee consist of Jeffrey D. Franklin (Chairman), Howard Brod Brownstein and Mr. Randall; and (iii) appointed Howard Brod Brownstein as chairman of the Board’s corporate governance and nominating committee, so that such committee consists of Mr. Brownstein (Chairman) and Robert L. Dubofsky. The other committees of the Board remain unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Amendment, effective September 12, 2012, to By-laws of the Registrant (as amended on July 29, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: September 14, 2012
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer